                                                                     Exhibit 11.
                                                                     -----------


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE AMOUNTS
                                  (unaudited)



                                        Three Months Ended March 31
                                        ---------------------------
                                            1996           1995
                                        -------------  ------------
PRIMARY:

Net earnings                             $ 66,362,000  $ 50,729,000
                                         ============  ============

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding                     136,224,524   135,909,288
  Dilutive effect of stock
   options after application
   of treasury-stock method                 3,360,302     3,621,186
                                         ------------  ------------
                                          139,584,826   139,530,474
                                         ============  ============

Earnings per share                               $.48          $.36
                                                 ====          ====



FULLY DILUTED:

Net earnings                             $ 66,362,000  $ 50,729,000
                                         ============  ============

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding                     136,224,524   135,909,288
  Dilutive effect of stock
   options after application
   of treasury-stock method                 3,710,093     3,796,726
                                         ------------  ------------
                                          139,934,617   139,706,014
                                         ============  ============

Earnings per share                               $.47          $.36
                                                 ====          ====

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